Exhibit 10.3A

AMENDMENT TO

AMERICAN WATER WORKS COMPANY, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT

This AMENDMENT TO RESTRICTED STOCK UNIT GRANT (the "Amendment"), dated as of April 28, 2014 (the "Date of Amendment"), is delivered by American Water Works Company, Inc. (the "Company") to ______________________ (the "Participant") to amend that certain RESTRICTED STOCK UNIT GRANT.

RECITALS

WHEREAS, the Company has previously awarded the Participant a Restricted Stock Unit Grant dated February 20, 2014 (the "Grant Agreement"), governed by the terms of the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan (the "Plan");

WHEREAS, the Committee has determined to amend the Grant Agreement to cause the Participant to become vested upon the attainment of certain age and service conditions;

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound hereby, agree as follows:

1.        Vesting Upon Retirement. Notwithstanding any provision of the Grant Agreement to the contrary, if, on or after the first Vesting Date, the Participant's employment or service with the Employer terminates (for any reason other than for Cause) after the Participant's attainment of age 62 and completion of five (5) total years of service with the Employer, the Restricted Stock Units shall vest immediately as of the date of termination. For purposes of this Amendment, the term "Cause" shall mean a finding by the Committee that the Participant (A) has breached his or her employment or service contract with the Employer, if any; (B) has engaged in disloyalty to the Employer including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty; (C) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information; (D) has breached any written noncompetition or nonsolicitation agreement between the Participant and the Employer; or (E) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

2.        Redemption. The Restricted Stock Units shall be redeemed by the Company as otherwise provided by the Grant Agreement. The redemption of Restricted Stock Units or distribution of any related amounts shall not be affected or accelerated as a result of this Amendment.

3.         No Other Changes to Grant Agreement. The terms otherwise set forth under the Grant Agreement shall not be modified by this Amendment except as expressly amended above.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment, effective as of the Date of Amendment.

AMERICAN WATER WORKS COMPANY, INC.

By:    Jeffry E. Sterba

Its:    President and CEO

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